UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 13, 2010

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 13, 2010, Tesla Motors, Inc. (“Tesla”) entered into a purchase agreement (the “Agreement”) with New United Motor Manufacturing, Inc. (“NUMMI”) for the purchase of certain manufacturing assets and spare parts currently located at NUMMI’s existing automobile production facility in Fremont, California. The aggregate purchase price for these assets is approximately $15 million and the transaction will be completed concurrently with the closing of the facility and land purchase pursuant to the agreement that Tesla and NUMMI entered into in May 2010. Tesla has paid NUMMI an initial deposit of approximately $4.6 million with the balance of the purchase price to be paid on the closing of the transaction.

NUMMI is a joint venture between Toyota Motor Corporation (“Toyota”) and Motors Liquidation Company, the owner of selected assets of General Motors. Toyota purchased $50.0 million of Tesla’s common stock in a private placement transaction that closed immediately subsequent to the closing of Tesla’s initial public offering in July 2010. In July 2010, Tesla and Toyota also entered into an agreement to develop an electric powertrain for the Toyota RAV4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/S/ DEEPAK AHUJA
Deepak Ahuja Chief Financial Officer

Date: August 19, 2010

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